UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2022

Floor & Decor Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38070	27-3730271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway SE Atlanta, GA	30339
(Address of principal executive offices)	(Zip Code)

(404) 471-1634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	FND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2022, Floor & Decor Holdings, Inc. (the “Company”) announced that it will promote Bryan Langley to serve as its Executive Vice President and Chief Financial Officer, effective immediately. Mr. Langley currently serves as the Company’s Senior Vice President, Finance.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on August 4, 2022, upon Mr. Langley’s promotion, Trevor Lang, the Company’s current Executive Vice President and Chief Financial Officer, will become the President of the Company.

Mr. Langley, 37, joined the Company as Financial Reporting Manager in 2014 and was promoted to Director of Financial Reporting in 2016. From 2016 to 2022, he held various roles at the Company, including Senior Director of Financial Planning and Analysis and Vice President, Financial Planning and Analysis. Prior to joining the Company, Mr. Langley served in various accounting and finance roles at Delta Air Lines, Inc. from 2011 to 2014. From 2008 to 2011, Mr. Langley worked in public accounting, holding positions in transaction services and auditing at KPMG LLP. Mr. Langley is a graduate of University of Georgia with both a B.B.A. in Accounting and a Master of Accountancy. Mr. Langley is also a Certified Public Accountant.

In connection with Mr. Langley’s elevation to Executive Vice President and Chief Financial Officer, Mr. Langley’s base salary with the Company will be $375,000 annually. Mr. Langley will be eligible for a target annual incentive bonus of 60% of his base salary and a long-term equity grant with a grant date fair market value of $700,000, subject to pro rata annual vesting over four years.

The Company will also enter into an indemnification agreement with Mr. Langley in connection with his appointment as Executive Vice President and Chief Financial Officer of the Company. The indemnification agreement will be in substantially the same form as the indemnification agreement for the other officers of the Company that was filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K, filed with the SEC on February 24, 2022. There are no other transactions with Mr. Langley which would require disclosure under Item 404(a) of Regulation S-K and Mr. Langley is not a party to any arrangement or understanding regarding his selection as an officer. There are no family relationships between Mr. Langley and any director or executive officer of the Company.

Item 7.01. Regulation FD Disclosure.

A copy of a press release announcing Mr. Langley’s promotion to Executive Vice President and Chief Financial Officer and Mr. Lang’s promotion to President is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press Release, dated November 29, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOOR & DECOR HOLDINGS, INC.

Date: November 29, 2022	By:	/s/ David V. Christopherson
	Name:	David V. Christopherson
	Title:	Executive Vice President, General Counsel and Secretary